UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2005

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 18, 2005, Dycom Industries, Inc. issued a press release announcing updated guidance for its revenue and earnings per share data for the fourth quarter ended July 30, 2005. A copy of the press release is attached as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Item 2.06 Material Impairments.

On August 18, 2005, Dycom Industries, Inc. issued a press release announcing it will incur a non-cash after tax charge of approximately $29 million in the fourth quarter ended July 30, 2005 to impair goodwill related to its White Mountain Cable Construction subsidiary. A copy of the press release is attached as Exhibit 99.1 hereto, the contents of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by Dycom Industries, Inc. on August 18, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

August 18, 2005	By:	/s/ Steven E. Nielsen

Name: Steven E. Nielsen
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Dycom Industries, Inc. issued August 18, 2005.